UCN Announces Definitive Acquisition Agreement to
Purchase Leading Automated Survey and Analysis
Business

Thursday January 18, 7:00 am ET

SALT LAKE CITY, Jan. 18 /PRNewswire-FirstCall/ -- UCN, Inc. (OTC Bulletin Board: UCNN - News), the leading provider of all-in-one, off-premises contact handling technology services delivered over the UCN VoIP network, today announced it has signed a definitive agreement to acquire a leading hosted call center survey and analysis business for the initial purchase price of $5 million in stock and cash.

Under the terms of the agreement, UCN will acquire a call center survey and analysis business, operated under the name of ECHO(TM). The ECHO business includes a customer base, of which more than half are Fortune 500 companies, an automated survey and analysis product, and related sales, marketing and technical staff.

UCN CEO Paul Jarman said: "This purchase will significantly strengthen UCN's position as a provider of hosted, all-in-one contact handling and workforce optimization products by expanding our service offerings into the area of automated, quality monitoring and measurement tools."

Other advantages of the acquisition include:
*  A company that has historically realized positive cash from operations
*  A new customer base with a recurring revenue stream
*  An increased opportunity to develop additional revenue from existing
   UCN customers
*  The ability to close new customers faster with the ECHO product
*  The leading industry expert in call center performance, Dr. Jon Anton will chair a UCN advisory board

Businesses use the product to:
*  Measure customer satisfaction and track historical trends over time
*  Present the results of each survey and the trend analysis to the agent who handled the contact and that agent's supervisor
*  Improve agent behavior and performance
*  Support a service recovery process (i.e. to recoup dissatisfied customers), whereby managers proactively contact customers who rate their interaction poorly

Said Anita Rockwell, President of BenchmarkPortal: "The market for automated post-call surveys is poised for growth this year. In a recent research paper published by the research arm of BenchmarkPortal, we found that 88% of respondents were adding post-call surveys to their 'quality initiative' in the year 2007. As a result, I feel the synergy between the two companies can create a 'whole' stronger then the sum of the 'parts.' ECHO benefits from integration with UCN's core contact handling technology, while UCN benefits by having an easy-to-sell point solution that supports post-call surveys."

Terms of the Agreement

Under the terms of the agreement, the acquisition price is $5 million, consisting of $500,000 in cash and $4.5 million in UCN restricted common stock. Additional earn-out dollars are defined within the agreement and could be paid if the ECHO product achieves certain revenue goals. Up to $2 million could be paid based on existing customer recurring revenue retention over three years. Up to $7 million could be paid if significant new customer recurring revenue targets are achieved over the next four years. Closing of the acquisition is subject to the satisfaction of a number of conditions. Assuming those conditions are met, the transaction is expected to close during the first quarter of 2007.

About Dr. Jon Anton and the Center for Customer-Driven Quality(TM) at Purdue

Dr. Jon Anton is an Adjunct Professor at Purdue University and the research director at the Center for Customer-Driven Quality(TM) at Purdue. The Center for Customer-Driven Quality was founded by Dr. Jon Anton at Purdue University in 1995. The Center focuses on industry-sponsored research and training in all aspects of customer service with a special emphasis on the customer contact center, including telephone, email, Web-chat, and Web self-service. Dr. Jon has assisted over 400 companies in improving their customer service strategy/delivery by the design and implementation of inbound and outbound call centers, as well as in the decision-making process of using a teleservices provider for maximizing service levels while minimizing costs per call.

About UCN, Inc.

UCN (OTC Bulletin Board: UCNN - News) is the leading provider of all-in-one, off-premises contact handling services that improve the customer contact experience and the productivity of those handling the contacts. InContact® includes an integrated suite of core contact handling applications, including contact routing, interactive menus, database integration, automated surveys, reporting, monitoring, recording, administration and workforce management applications. InControl(TM) is a unique, rapid application development tool that enables inContact customers to develop highly flexible, customized business contact handling processes in record time. To learn more about UCN visit www.ucn.net.

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected results of operations and management's future strategic plans. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, risks associated with our business model; our ability to develop or acquire, and gain market acceptance for new products, including our new sales and marketing and voice automation products, in a cost-effective and timely manner; the gain or loss of key customers; competitive pressures; our ability to expand operations; fluctuations in our earnings as a result of the impact of stock-based compensation expense; interruptions or delays in our hosting operations; breaches of our security measures; our ability to protect our intellectual property from infringement, and to avoid infringing on the intellectual property rights of third parties; and our ability to expand, retain and motivate our employees and manage our growth. Further information on potential factors that could affect our financial results is included in our Annual Report on Form 10-K, quarterly reports on Form 10-Q, and in other filings with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.